                                                                  EXHIBIT 4.02.1

                                                                  EXECUTION COPY

                             NOTE PURCHASE AGREEMENT

      This Note Purchase Agreement (the "Agreement") is entered into as of August 14, 2001 (the "Effective Date") by and between CSK Auto Corporation, a Delaware corporation (the "Company"), and Oppenheimer Capital Income Fund, a registered open-end investment company organized as a Massachusetts trust (the "Purchaser"). Capitalized terms used herein and not otherwise defined herein are defined in Section 9.11.

      WHEREAS, the Purchaser desires to purchase $30,000,000.00 aggregate principal amount of the Company's 7% Convertible Subordinated Notes due 2006 (the "Notes") on the terms set forth herein.

      NOW THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

      1.    AGREEMENT TO PURCHASE AND SELL THE NOTES.

            1.1. Authorization. As of the Closing, the Company will have authorized the issuance of $30,000,000.00 aggregate principal amount of Notes for sale hereunder having the rights, preferences, privileges and restrictions set forth in the form of Note attached to this Agreement as Exhibit A.

            1.2. Agreement to Purchase and Sell the Notes. Subject to the terms and conditions hereof, on the date of the Closing, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, the Notes at 100% of the principal amount thereof (the "Purchase Price"). The Purchase Price shall be paid by wire transfer of funds to a designated account of the Company.

      2. CLOSING. The purchase and sale of the Notes hereunder shall be held at the offices of the Company, on August 14, 2001, or at such other time and place as the Company and the Purchaser may mutually agree upon (the "Closing").

      3. COMPANY REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Purchaser that the statements in this Section 3 are and will be true and correct in all material respects on the date hereof and on the Closing Date:

            3.1. Organization. The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of their respective jurisdiction of incorporation and each has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company has heretofore made available to the Purchaser accurate and complete copies of its Certificate of Incorporation and Bylaws, as currently in full force and effect.


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            3.2. Capitalization. The authorized capital stock of the Company consists of a total of 50,000,000 authorized shares of Common Stock ($0.01 par value) of which 27,842,105 shares were issued and outstanding as of August 13, 2001. All of the outstanding shares of Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of May 6, 2001, approximately 3,378,000 shares of Common Stock were available for issuance under the Company's option plans, of which approximately 2,990,000 were issuable upon or otherwise deliverable in connection with the exercise of options outstanding on such date. Between May 6, 2001 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to stock options and warrants already in existence on such date and except for grants of stock options to employees, officers and directors in the ordinary course of business consistent with past practice.

            3.3. Due Authorization and Adoption. All action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, the authorization, issuance and delivery of the Notes, and the authorization, issuance, reservation for issuance and delivery of all the 4,524,886 shares of Common Stock into which the Notes are convertible (the "Conversion Shares") has been taken or will be taken prior to the Closing. This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

            3.4. Valid Issuance of Stock. The shares of Common Stock, when issued and delivered in accordance with the terms of the Notes, will be duly and validly issued, and will be fully paid and non assessable.

            3.5. Company SEC Reports. The Company has filed all required forms, reports and documents (the "Company Reports") with the Securities and Exchange Commission (the "SEC") since January 1, 1999, each of which, complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as in effect on the respective dates such forms, reports and documents were filed. None of such Company Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of the Company included in the Company Reports were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC, applied on a consistent basis during the period involved, except as may otherwise be indicated in the notes thereto) and fairly present, in conformity in all material respects with applicable accounting requirements and published rules and regulations of the SEC, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).


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      4.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.  The Purchaser
represents and warrants to the Company as follows:

            4.1. Authorization. This Agreement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

            4.2. Investigation; Economic Risk; Accredited Investor. The Purchaser acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with its officers. The Purchaser further acknowledges having had access to all information about the Company that it has requested. The Purchaser acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement. The Purchaser is an "accredited investor" as such term is defined in Rule 501 of the Securities Act.

            4.3. Purchase for Own Account. The Notes and the Conversion Shares will be acquired for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

            4.4. Exempt from Registration; Restricted Securities. The Purchaser understands that the Notes and the Conversion Shares (subject to the Registration Rights Agreement) will not be registered under the Securities Act, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act, and that the reliance of the Company on such exemption is predicated in part on the Purchaser's representations set forth in this Agreement. The Purchaser understands that the Notes and the Conversion Shares (subject to the Registration Rights Agreement) being purchased hereunder are restricted securities within the meaning of Rule 144 under the Securities Act and must be held indefinitely unless their sale is subsequently registered under the Securities Act or an exemption from such registration is available.

            4.5. Restrictive Legends. It is understood that each certificate representing the Notes and, when issued, the Conversion Shares, shall be stamped or otherwise imprinted with a legend substantially in the following form:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE


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      REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED
      TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

            4.6 Removal of Restrictive Legend. The legend set forth above shall be removed by the Company from any certificate evidencing Notes or Conversion Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Notes.

      5. COVENANTS OF THE COMPANY. The Company covenants to the Purchaser as follows:

            5.1 Use of Proceeds. The Company will use the proceeds from the sale of the Notes to make a loan to CSK Auto, Inc.

            5.2 Listing of Shares. The Company will as promptly as practical list and keep listed on the New York Stock Exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Notes for so long as the Common Stock continues to be so listed.


      6. CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT THE CLOSING. The obligation of the Purchaser to purchase the Notes at the Closing is subject to the fulfillment, to the satisfaction of the Purchaser on or prior to the Closing, of the following conditions:

            6.1. Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct as of the date of Closing with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement.

            6.2. Performance of Obligations. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

            6.3. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Purchaser, and the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

            6.4. Notes. The Company shall have delivered to the Purchaser a certificate representing the Notes purchased by the Purchaser.
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            6.5.  Registration Rights Agreement.  The Company shall have executed and delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit B.

            6.6. Compliance Certificate. At the Closing, the Company shall deliver to the Purchaser a certificate, dated the date of Closing, signed by the Company's President certifying that the conditions specified in Sections 6.1, 6.2 and 6.3 have been fulfilled.

      7. CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING. The obligations of the Company under this Agreement are subject to the fulfillment at or before the Closing of the following conditions:

            7.1. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 hereof shall be true as of the Closing.

            7.2. Payment of Purchase Price. The Purchaser shall have delivered to the Company the Purchase Price in accordance with the provisions of Section 2.


      8.    TERMINATION.

            8.1. Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written consent of the Purchaser and the Company;

                  (b) by the Purchaser or the Company if (1) any court of competent jurisdiction or other Government Authority, shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the consummation of this Agreement and such order, decree, ruling or other action is or shall have become nonappealable or (2) this Agreement has not been consummated by August 31, 2001 (the "Final Date"); provided, however, that no party may terminate this Agreement pursuant to this Subsection (b) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Closing shall not have occurred on or before said date;

                  (c) by the Company if there shall have been a material breach of any representations or warranties on the part of the Purchaser set forth in this Agreement or if any representations or warranties of the Purchaser shall have become untrue in any material respect, such that the conditions set forth in Section 7 would be incapable of being satisfied by the Final Date, provided that the Company has not breached any of its obligations hereunder in any material respect; or

                  (d) by the Purchaser if (1) there shall have been a material breach of any representations or warranties on the part of the Company set forth in this Agreement or if any representations or warranties of the Company shall have become untrue in any material respect, such that the conditions set forth in Section 6 would be incapable of being satisfied by the Final Date, provided that the Purchaser has not breached any of its obligations hereunder in any


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material respect; (2) there shall have been a breach by the Company of one or more of its covenants or agreements in this Agreement in any material respect or materially adversely affecting (or materially delaying) the ability of the Purchaser or the Company to consummate this Agreement, and the Company has not cured such breach within ten (10) business days after notice by the Purchaser thereof, provided that the Purchaser has not breached any of its obligations hereunder in any material respect.

            8.2. Effect of Termination. Upon the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders other than as set forth in this Section 8.2. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement prior to such termination and in such event the breaching party shall remain liable for the consequences of such breach following termination.

            8.3. Extension; Waiver. At any time prior to the Closing, each party hereto may, only by action taken in writing, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


      9.    MISCELLANEOUS.

            9.1. Governing Law and Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to provisions regarding choice of laws. The parties hereto hereby submit to the non-exclusive jurisdiction of the federal and Delaware State courts located in the City of Dover in connection with any dispute related to this letter or any matters contemplated hereby.

            9.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

            9.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations therein may not be assigned by the Purchaser without the written consent of the Company except to an affiliate of the Purchaser. This Agreement and the rights and obligations therein may not be assigned by the Company without the written consent of the Purchaser.


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            9.4. Entire Agreement. This Agreement and the schedules and exhibits hereto which are hereby expressly incorporated herein by this reference, with the form of Note attached hereto as Exhibit A and the Registration Rights Agreement attached hereto as Exhibit B, constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date of the Closing, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

            9.5. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three (3) business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.


      CSK Auto, Inc.                         Oppenheimer Capital Income Fund
      645 E. Missouri Avenue                 Two World Trade Center
      Phoenix, Arizona  85012                New York, New York  10048
      Attn.:  Lon B. Novatt, Esq.            Attn.: Michael S. Levine
      Telecopier No.:  (602) 264-0495        Telecopier No.:

      with a copy to:                        with a copy to:

      Gibson, Dunn & Crutcher LLP            Oppenheimer Capital Income Fund
      1801 California Street                 Two World Trade Center
      Denver, Colorado  80202                New York, New York  10048
      Attn.:  Richard M. Russo, Esq.         Attn.: Katherine P. Feld
      Telecopier No.:  (303) 298-5715        Telecopier No.: (212) 321-1159


            Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.5 by giving the other party written notice of the new address in the manner set forth above.

            9.6. Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Company and the Purchaser.


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            9.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to the Purchaser, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company, or the Purchaser nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or the Purchaser of any breach of default under this Agreement or any waiver on the part of the Company or the Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or the Purchaser shall be cumulative and not alternative.

            9.8. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            9.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            9.10. Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

            9.11 Certain Definitions. For the purposes of this Agreement the term:

      "Agreement" is defined in the Preamble.

      "affiliate" shall mean, as to any specified Person, any other Person that, directly or indirectly through one or more intermediaries or otherwise, controls, is controlled by or is under common control with the specified Person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of capital stock of that Person, by contract or otherwise).

      "Closing" is defined in Section 2.1.

      "Common Stock" shall mean the Company's common stock, par value $0.01 per share.

      "Company" means CSK Auto Corporation, a Delaware corporation.

      "Conversion Shares" is defined in Section 3.4.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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      "Material Adverse Effect" shall mean any material adverse effect on the financial condition, business or operations of the Company and its Subsidiaries taken as a whole.

      "NYSE" means the New York Stock Exchange.

      "Person" shall mean any natural person, entity, estate, trust, union or employee organization or government agency or subdivision thereof.

      "Purchase Price" shall have the meaning in Section 1.2.


      "SEC" The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Subsidiary" means, with respect to any Person, any corporation, association or other entity of which more than 50% of the total voting power of shares of stock or other equity interests (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both. The term "Subsidiary" or "Subsidiaries" when used herein without reference to any particular Person, means a Subsidiary or Subsidiaries of the Company.



                           [SIGNATURE PAGE FOLLOWS]


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.

                                    CSK AUTO CORPORATION,

                                    By:   /s/ Don W. Watson
                                          ------------------------------
                                    Name: Don W. Watson
                                    Title:SR VP CFO


                                    OPPENHEIMER CAPITAL INCOME FUND

                                    By:   /s/ Michael S. Levine
                                          ------------------------------------
                                    Name: Michael S. Levine
                                    Title:Vice President